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                                                                     EXHIBIT 5.1


                        [RUSHALL & MCGEEVER LETTERHEAD]


                                                   OPINION OF RUSHALL & McGEEVER


September 8, 2000


INTERACTIVE TELESIS INC.
535 Encinitas Boulevard
Encinitis, CA 92024

        Re: Issuance of Common Stock to be Resold by Selling Stockholders and Issuance of Shares of Common Stock Pursuant to Exercise of Options

Ladies and Gentlemen:

        We are providing this opinion to you in connection with the Registration Statement on Form SB-2 under the Securities Act of 1933 as amended (the "Act") as it may be amended from time to time, (the "Registration Statement") filed by Interactive Telesis, Inc., a Delaware corporation (the "Company") with the Securities and Exchange Commission within five days of the date of this letter.

        You have requested our opinion with respect to certain matters in connection with the resale of shares of the Company's common stock, par value $.001 per share (the "Shares"), by the selling stockholders, as they are identified in the Registration Statement. The Shares were or will be purchased by the selling stockholders directly and/or upon their exercise of the warrants and repricing rights as described in the Registration Statement.

        In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares, and for the purposes of our opinion herein, we have assumed such proceedings will be timely completed in the manner presently proposed and represented in the Registration Statement. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.



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RUSHALL & McGEEVER
A PROFESSIONAL LAW CORPORATION


INTERACTIVE TELESIS INC.
September 8, 2000
Page 2


        In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

        We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or any other laws, or as to any matters of municipal law or the laws of any other local agencies within the state.

        Subject to the foregoing, it is our opinion that:

                1. As of the date hereof the Shares have been duly authorized;

                2. The Shares which are issued on the date hereof are validly issued, fully paid and nonassessable; and

                3. The Shares to be purchased in the future by the selling stockholders will, upon the payment therefor, including as applicable, the Shares issued in accordance with the respective warrants or repricing rights in accordance with their respective terms, will be validly issued, fully paid and nonassessable.

        We consent to your filing this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ RUSHALL & McGEEVER




BJR:cjd